BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)         441 VINE STREET                JOANN M. STRASSER
JAMES R. CUMMINS             CINCINNATI, OHIO 45202          AARON A. VANDERLAAN
ROBERT S BROWN              TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN        TELECOPIER (513) 381-2125                 OF COUNSEL
LYNNE SKILKEN                                                    GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN





                                                     August 3, 2000



Securities Management & Timing Funds
620 Woodmere Avenue, Suite B
Traverse City, Michigan 49686


Gentlemen:


         A legal opinion that we prepared was filed with your Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                          Very truly yours,

                                          _______/s/___________
                                          Brown, Cummins & Brown Co., L.P.A.


BCB/jlm